Exhibit 10.34

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (“Agreement”) is dated as of May 31, 2022 by and among Vitro Biopharma, Inc., a Nevada corporation (the “Company”), and the individuals and entities who become parties to this Agreement by executing and delivering a Convertible Note Purchase Agreement Signature Page in the form of Exhibit A hereto in accordance with Section 2 hereof (collectively, the “Purchasers”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Authorization; Sale of Notes

1.1. Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of Convertible Promissory Notes in the form attached hereto as Exhibit B (each a “Note” and, collectively, the “Notes”) in an aggregate amount of up to

$5,000,000.

1.2. Use of Proceeds. The Company will use the proceeds from the sale of the Notes for working capital and other general corporate purposes.

2. Closings. Subject to the terms and conditions of this Agreement, each closing (a “Closing” and, collectively, the “Closings”) of the sale and purchase of Notes under this Agreement shall take place remotely via the exchange of documents and signatures on or after the date hereof (the date of each such Closing, a “Closing Date”). At each Closing, the Company shall deliver a Note to each Purchaser participating in such Closing in the original principal amount set forth next to such Purchaser’s name on such Purchaser’s signature page hereto, and each Purchaser shall pay to the Company via check or wire transfer the purchase price therefor, which shall be equal to such original principal amount.

3. Certain Terms of the Notes.

3.1. Maturity. Each Note shall be due and payable automatically, in accordance with the terms of Section 3.4(d) below, on the date that is five (5) years from the date hereof (the “Maturity Date”).

3.2. Interest. The principal balance of the Notes shall bear simple interest at a rate of five percent (5%) per annum.

3.3. Payments. Any payments in cash on the Notes shall be made in proportion to the outstanding principal amount each such Note represents relative to the aggregate outstanding principal amount of all Notes. The Company shall not prepay any portion of the Notes except upon the occurrence of an Event of Default (as defined below). Any prepayment of principal shall be accompanied by any interest accrued thereon.

3.4. Conversion.

(a) Upon a Qualified Financing. For the purposes of this Agreement, a “Qualified Financing” shall mean a financing completed after the date hereof involving the sale of equity securities of the Company (or equity securities and securities exchangeable for or convertible into equity securities) primarily for capital-raising purposes resulting in gross proceeds to the Company of at least $5,000,000, not including the outstanding principal amount of the Notes, or any other convertible notes of the Company, and, in each case, any accrued and unpaid interest thereon. Upon the closing of any such Qualified Financing, all principal and interest on each Note shall automatically convert into that number and type of securities issued in such Qualified Financing (the “Qualified Financing Securities”) determined by dividing (i) the outstanding principal amount of such Note plus all accrued and unpaid interest thereon by (ii) the lower of (x) the Discounted Qualified Financing Price (as defined below), and (y) the Capped Price (as defined below). Each Purchaser agrees that, in connection with the conversion of the Notes in connection with a Qualified Financing in accordance with this Section 3.4(a), such Purchaser will execute all necessary documents in connection with such Qualified Financing reasonably requested of the Purchasers, including executing a definitive purchase agreement, investor rights agreement and such other financing agreements as shall be agreed upon by the Company and the other investors participating in such Qualified Financing.

(b) Upon a Change of Control. Upon the closing of a Change of Control prior to completion of a Qualified Financing, the amount equal to the outstanding principal of and interest on such Note shall be converted automatically into that number of shares of common stock of the Company that equals (i) the principal amount of such Note plus any accrued and unpaid interest outstanding on such Note as of the Election Date divided by (ii) the Capped Price effective immediately prior to such Change of Control. The Note shall thereafter be cancelled and be of no further force or effect, whether or not delivered to the Company for cancellation. “Change of Control” means a change in ownership or control of the Company effected through any of the following transactions: (a) a merger, consolidation, or other reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor entity or its direct or indirect parent entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a stockholder-approved sale, transfer, or other disposition of all or substantially all of the Company’s assets; or (c) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a securities purchase transaction or a tender or exchange offer made directly to the Company’s stockholders; provided, however, that a merger effected exclusively for the purpose of changing the domicile of the Company shall not be deemed to be a Change of Control; and provided, further, that the term “Change of Control” shall not apply to equity financings primarily for capital-raising purposes.

(c) Optional Conversion. Upon a notice duly executed by the holder of a Note and delivered to the Company prior to the Maturity Date and prior to any automatic conversion of the Notes pursuant to this Section 3.4, (the date of such election, the “Election Date”), such Purchaser shall be entitled to receive in respect of such Purchaser’s Note, that number of shares of common stock of the Company that equals (i) the principal amount of such Note plus any accrued and unpaid interest outstanding on such Note as of the Election Date divided by (ii) the Capped Price.

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(d) Maturity. Unless the Notes have been previously converted or otherwise repaid prior to the Maturity Date, on the Maturity Date, the entire outstanding principal amount of such Notes plus all accrued and unpaid interest thereon of the Notes shall be converted automatically into that number of shares of common stock of the Company determined by dividing the (a) entire outstanding principal amount of such Notes plus all accrued and unpaid interest thereon by (b) the Capped Price.

(e) Effect of Conversion, Conversion Procedure, Etc. Upon conversion of any Note pursuant to this Section 3, provided that the securities issued upon such conversion are duly and validly issued and are nonassessable, the Company will be forever released and discharged from all of its obligations and liabilities under such Note, including without limitation the obligation to pay the principal amount and accrued interest. In connection with such conversion, the Company shall have the right to set a reference date for the conversion of accrued interest under the Note. No fractional securities shall be issuable by the Company upon conversion of any Note. In lieu of any fractional security which would otherwise be issuable upon conversion of any Note, the Company shall pay to the holder of such Note an amount in cash equal to the product of such fraction multiplied by the applicable conversion price. The Company shall deliver written notice to the holder at the holder’s address, notifying the holder of the conversion and specifying the number, class, and series, if applicable, of securities into which the note is being converted. Upon conversion of each Note, the holder thereof shall surrender such Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. Following such surrender, the Company will, at its expense, issue and deliver to the such holder, at such principal office, a certificate or certificates for the securities to which such holder is entitled as a result of such conversion and a check payable to such holder for any cash amounts payable in lieu of any fractional share or unit in accordance with this Section 3.4.

3.5. Events of Default.

(a) Each of the following shall constitute an “Event of Default,” unless waived by holders of Notes representing a majority of the principal amount then outstanding on the Notes (the “Note Approval Amount”):

(i)	the failure by the Company to pay or convert any amount due hereunder within ten (10) days of the due date thereof, and such default shall continue unremedied for a period of 30 days following receipt of written notice signed by the holder of such failure to pay

(ii)	the involuntary dissolution and liquidation of the Company; or

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(iii)	the appointment of a receiver of any property, the assignment or trust mortgage for the benefit of creditors, the commencement of any kind of insolvency proceedings under any bankruptcy or other law relating to the relief of debtors, or the entry of an order for relief with respect to the Company in any proceeding pursuant to the United States Bankruptcy Code, as amended.

(b) Upon the occurrence or existence of any Event of Default described in this Section 3.5, immediately and without notice, the outstanding principal amount of such Note plus all accrued and unpaid interest thereon shall automatically become immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition, the holder of the Note may exercise any other right, power, or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

3.6. Definitions. For purposes of this Section 3:

(a) “Discounted Qualified Financing Price” shall mean, with respect to any Qualified Financing, the per share price at which the shares of the Qualified Financing Securities are to be sold generally in such Qualified Financing as determined for accounting purposes under GAAP (not including any discounts applicable as a result of the Notes or any other convertible notes of the Company outstanding as of such Qualified Financing) multiplied by 0.75 (subject in all instances to a minimum per share price to the holders of $1.00).

(b) “Capped Price” shall mean, with respect to any Qualified Financing, the per share price implied by a fully-diluted (on an as-converted to common stock basis), pre-money valuation of $400,000,000 for the Company (which valuation includes any increase to the option pool made prior to or at the time of such Qualified Financing and all other rights to acquire equity of the Company outstanding at the time of such Qualified Financing (other than the Notes and any other convertible notes of the Company outstanding as of such Qualified Financing)), and with respect to a Change of Control, optional conversion by the holder or automatic conversion on the Maturity Date shall mean the per share price of common stock implied by a fully-diluted (on an as-converted to common stock basis), pre-money valuation of $400,000,000, which valuation includes all outstanding equity and exercisable rights to acquire equity of the Company outstanding immediately prior to the Change of Control or optional or automatic conversion (excluding in any event the Notes and any other convertible notes of the Company outstanding as of such Change of Control or optional or automatic conversion).

4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

4.1. Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

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4.2. Power. The Company will have at each Closing Date all requisite corporate power to execute and deliver this Agreement, to issue each Note and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Note.

4.3. Due Execution. The execution and delivery of this Agreement and the Notes by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement and the Notes to be issued at such Closing have been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

5. Representations, Warranties and Covenants of each Purchaser. Each Purchaser represents and warrants to and covenants with the Company as follows:

5.1. Authorization. When executed and delivered by the Purchaser, and assuming execution and delivery by the Company, this Agreement will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

5.2. Brokers and Finders. The Purchaser has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

5.3. Investment. The Purchaser is acquiring the Note as well as the Qualified Financing Securities (collectively, the “Securities”) for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any Securities. By executing this Agreement, the Purchaser further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Securities.

5.4. No Public Market. The Purchaser understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant one or more exemptions under the Securities Act, including without limitation the exemption provided by Section 4(a)(2) thereof, and that the Company’s reliance upon such exemption is predicated upon the Purchaser’s representations as set forth in this Agreement. The Holder acknowledges that the Securities represent “restricted securities” under applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser further understands that no public market now exists for any of the securities issued by the Company and that the Company has given no assurances that a public market will ever exist for the Company’s securities.

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5.5. Experience; Etc. The Purchaser represents that such Purchaser: (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Note being purchased by the Purchaser; (b) believes that he, she or it has received all the information requested from the Company that might be necessary or appropriate for deciding whether to purchase the Note; (c) has had the opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management; (d) has the ability to bear the economic risks of this investment; and (e) is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on this investment.

5.6. Accredited Investor. The Purchaser qualifies as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act. If other than an individual, the holder has not been organized for the specific purpose of acquiring the Securities.

5.7. Foreign Investors. If the Purchaser is a Non-U.S. person (as defined under Rule 902(k)(2) of the Securities Act), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities or any subsequent issuance of equity securities pursuant to such ownership will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

5.8 Disclosure of Information. The holder has had an opportunity to discuss the Company’s business, management, financial affairs, and the terms and conditions of the offering of the Notes with the Company’s management and has had an opportunity to review the Company’s facilities and the Company has furnished the holder with all documents and other information required for the Holder to make an informed decision with respect to the purchase of this Note, provided that the foregoing shall not limit or modify the representations and warranties of the Company in Section 4 of this Note or the right of the Holder to rely thereon. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of an investment in the Securities.

5.9 Tax and Legal Advice. The holder is not relying on and has not relied on the Company or any of the Company’s officers, directors, equity holders, representatives, agents, counsel, or advisers, for any advice, including any financial, tax or legal advice in connection with the transactions contemplated by this Note and the other Securities. The Holder has had an opportunity to consult with its legal counsel and tax and other advisers regarding the purchase of the Note and associated Securities. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment. The Holder shall be responsible for any and all taxes, duties, and other similar charges payable in connection with the issuance of the Securities, and hereby agrees to indemnify the Company and its successors and assigns with respect to same. The Holder understands and acknowledges that the Company’s counsel has acted solely as legal counsel for the Company with respect to the preparation of this Note and the transactions contemplated hereby, and has not acted as legal counsel for the Holder in connection therewith.

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5.10 Securities Act. The holder understands that the Securities shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.”

5.11 No Transfer. No Purchaser may sell or transfer any Note without the prior written consent of the Company.

6. Miscellaneous.

6.1. Participation Rights. Each holder of a Note shall be entitled, by virtue of the purchase of a Note, to purchase in a Qualified Financing an amount of Qualified Financing Securities up to 200% of the aggregate principal amount of the Note purchased by the holder. The Company shall give the holder written notice of its intent to conduct a Qualified Financing and the proposed terms of such Qualified Financing not less than 10 days prior to the closing thereof. The holder shall provide written notice to the Company of its intent to participate and the amount of Qualified Financing Securities that it intends to purchase.

6.2. Successors and Assigns. This Agreement shall not be assignable by any party without the written consent of the others; provided, that a merger to which the Company is a party shall not be considered an assignment requiring consent and provided further that the Company may assign this Agreement without the consent of the parties hereto to any individual or entity that acquires control of the stock, assets or business of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.3. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closings.

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6.4. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without reference to the conflicts of law provisions thereof.

6.6. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent overnight courier, facsimile or e-mail, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

(a)	If to the Company:

Vitro Biopharma, Inc.
4621 Technology Drive
Golden, Colorado 80403
with a copy to:

Polsinelli PC
1401 Lawrence Street, Suite 2300
Denver, CO 80202
Attn: Scott A. Berdan
E-mail: sberdan@polsinelli.com

(b) If to a Purchaser, at the address set forth below the Purchaser’s name on the signature page hereto, or at such other address as may have been furnished in writing by such Purchaser to the Company.

Notices provided in accordance with this Section 6.6 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required), (iii) upon confirmation of successful transmission of a facsimile message containing such notice if sent before 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent thereafter, (iv) if sent via e-mail, upon receipt if sent before 5 p.m., local time of the recipient, on any Business Day, as of 9 a.m. local time of the recipient on the next Business Day if sent thereafter or on a day that is not a Business Day, or (v) three Business Days after deposit in the United States mail. The term “Business Day” as used in this Section 6.6 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in the State of Colorado.

6.7. Complete Agreement. This Agreement (including its Exhibits) and the Notes constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

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6.8. Amendments and Waivers. This Agreement may be amended, modified or terminated, and the observance of any term of this Agreement may be waived, with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and holders of the Note Approval Amount; provided that no such amendment, modification or waiver shall be effective to the extent such amendment, modification or waiver adversely affects the rights of any holder of a Note in a manner different from those of such consenting holders (other than differences related solely to the different principal amounts of the Notes) without the consent of each such differently affected holder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

6.10. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed via facsimile, .pdf or other form of electronic signature acceptable to the Company.

6.11. Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

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Executed as of the date first written above.

VITRO BIOPHARMA, INC.

By:	/s/ Nathan Haas
Name:	Nathan Haas
Title:	Chief Financial Officer

EXHIBIT A

Convertible Note Purchase Agreement Signature Page

By execution and delivery of this signature page, the undersigned hereby agrees that he, she, or it is a Purchaser, as defined in that certain Convertible Note Purchase Agreement (the “Purchase Agreement”) by and among Vitro Biopharma, Inc., a Nevada corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of May 31, 2022, acknowledges having read the representations in the Purchase Agreement contained in the section entitled “Representations, Warranties, and Covenants of each Purchaser,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees that he, she or it is bound by the terms and conditions of the Purchase Agreement as a “Purchaser” thereunder and authorizes this signature page to be attached to the Purchase Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date set forth below.

Bruce W. Peterson
Print Name of Purchaser (Individual or Entity)

/s/ Bruce Peterson
Signature of Purchaser or Authorized Individual

Print Name of Authorized Individual (If Entity)

Title of Authorized Individual (If Entity)

Date:	May 31, 2022

Amount Invested:	$100,000

Contact Person:	Bruce W. Peterson

Address:	[***]

Telephone No.:	[***]

Email Address:	[***]